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                                                                     EXHIBIT 3.5

                    CERTIFICATE OF CHANGE OF REGISTERED AGENT
                                       AND
                                REGISTERED OFFICE
                                      ****

Dresser Russia, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

               The present registered agent of the corporation is Corporation Service Company and the present registered office of the corporation is in the county of New Castle.

               The Board of Directors of Dresser Russia, Inc. adopted the following resolution on the 15th day of June, 2000.

               Resolved, that the registered office of Dresser Russia, Inc. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

               IN WITNESS WHEREOF,

               Dresser Russia, Inc. has caused this statement to be signed by Peter W. Arbour, its Vice President, this 15th day of June, 2000.


                                        DRESSER RUSSIA, INC.


                                        /s/ PETER W. ARBOUR
                                        ----------------------------------------
                                        Peter W. Arbour                  (Title)
                                        Vice President